EXHIBIT 10.2

JACKSONVILLE BANCORP, INC.

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of September 27, 2012 (this “Agreement”), is by and among JACKSONVILLE BANCORP, INC., a Florida corporation (the “Company”), and CAPGEN CAPITAL GROUP IV LP, a Delaware limited partnership (“CapGen”), and each of the respective other investors, if any, set forth on the signature pages to this Agreement (collectively, with CapGen, the “Investors”).

The Company and the Investors are parties to a Stock Purchase Agreement dated as of August 22, 2012, which provides for the purchase of an aggregate of 50,000 shares of the Company’s Mandatorily Convertible, Noncumulative, Nonvoting Perpetual Preferred Stock, Series A, liquidation preference $1,000.00 per share (the “Series A Preferred Stock”), at a purchase price of $1,000.00 per share (the “Share Price”) on the terms and subject to the conditions set forth therein (the “Stock Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

The Company has requested CapGen, and other Investors, to purchase Company nonvoting preferred stock prior to the receipt by CapGen of the approvals from the Federal Reserve necessary for CapGen to purchase up to $25 million of Series A Preferred Stock pursuant to the Stock Purchase Agreement, so that the Company may provide additional capital to its subsidiary bank, The Jacksonville Bank (the “Bank”).

The Company and the Investors have agreed that CapGen and the other Investors, if any, shall purchase an aggregate of 5,000 shares of the Company’s 10% Noncumulative, Nonvoting Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”) at $1,000.00 per share on or prior to September 30, 2012, following the filing of Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company with the Florida Secretary of State establishing the Series B Preferred Stock. The shares of Series B Preferred Stock will be purchased pursuant to a Subscription Agreement between the Company and CapGen dated as of September 27, 2012.

The Company does not believe it is in its best interests to keep the Series B Preferred Stock outstanding upon and following the closing of the sale of Series A Preferred Stock contemplated by the Stock Purchase Agreement and the issuance of the Series A Preferred Stock.

In consideration of the premises, and other good and valuable consideration, the receipt of which is acknowledged, the parties, intending to be legally bound, agree as follows:

1.        The Company agrees to exchange (the “Exchange”) all issued and outstanding shares of Series B Preferred Stock at their aggregate Liquidation Preference (as defined in the Articles of Amendment designating the terms of the Series B Preferred Stock) for the number of shares of Series A Preferred Stock having an aggregate liquidation preference as of the issuance of the Series A Preferred Stock equal to the aggregate Series B Preferred Stock Liquidation Preference. Such Exchange will be made simultaneously with the issuance of shares of Series A Preferred Stock under the Stock Purchase Agreement to CapGen, and other Investors, if any, following CapGen’s receipt of Federal Reserve approval of CapGen’s purchase of Series A Preferred Stock for cash and in the Exchange. Any shares of Series A Preferred Stock acquired in the Exchange will reduce CapGen’s and the other Investor’s respective obligations under the Stock Purchase Agreement (and the closing condition therein that Investors purchase an aggregate of $50 million in shares of Series A Preferred Stock) on a share-for-share basis. In no event will CapGen have any obligation to acquire or hold, collectively with CapGen’s affiliates, more than 49.9% of the Company’s outstanding common stock and other “voting securities” (as defined in Federal Reserve, Regulation Y, § 225.2(q)(1)).

2.        Alternatively, instead of the Exchange, the Company, at any time, in its discretion, subject to receipt of any required regulatory approval, may redeem all outstanding shares of Series B Preferred Stock upon payment of the Liquidation Preference as of the redemption date.

[Signature Page Follows]

The parties have caused this Agreement to be executed as of the date first above written by their respective duly authorized officials.

JACKSONVILLE BANCORP, INC.

By:	/s/ Stephen C. Green
Name: Stephen C. Green
Title: Chief Executive Officer

CAPGEN CAPITAL GROUP IV LP

BY:	CAPGEN CAPITAL GROUP IV LLC,
AS GENERAL PARTNER OF CAPGEN
CAPITAL GROUP IV LP

By:	/s/ John R. Caughey
Name: John R. Caughey
Title: Vice President and Chief Financial Officer

[Signature Page to Exchange Agreement]